Exhibit 99.1

Tenet Reports Strong First Quarter 2026 Results

•Net income available to common shareholders in first quarter 2026 was $702 million, or $8.01 per diluted share

•Adjusted diluted earnings per share1 increased 10.6% to $4.82 in first quarter 2026 compared to $4.36 in first quarter 2025

•Consolidated Adjusted EBITDA1 in first quarter 2026 was $1.162 billion; First quarter 2026 Adjusted EBITDA margin was 21.6%

•First quarter 2026 Ambulatory Care Adjusted EBITDA of $484 million increased 6.1% over first quarter 2025

•FY 2026 Adjusted EBITDA Outlook continues to be in the range of $4.485 billion to $4.785 billion

DALLAS — April 30, 2026 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended March 31, 2026.

"We delivered strong results in both the Ambulatory and Hospital segments in the first quarter of 2026, characterized by disciplined operations and strong free cash flow," said Saum Sutaria, M.D., Chairman and Chief Executive Officer of Tenet. "We continue to support our physician partners to drive innovation in patient care as we execute on our high acuity strategy and grow our businesses both organically and inorganically."

Tenet’s results for first quarter 2026 versus first quarter 2025 are as follows:

	Three Months Ended March 31,
($ in millions, except per share results)	2026	2025
Net operating revenues[7]	$5,368	$5,223
Net income available to Tenet common shareholders	$702	$406
Net income available to Tenet common shareholders per diluted share	$8.01	$4.27
Adjusted EBITDA[1]	$1,162	$1,163
Adjusted diluted earnings per share[1]	$4.82	$4.36

•Net income available to the Company’s common shareholders in first quarter 2026 was $702 million, or $8.01 per diluted share, versus $406 million, or $4.27 per diluted share, in first quarter 2025.

•Adjusted EBITDA1 in first quarter 2026 was $1.162 billion compared to $1.163 billion in first quarter 2025, reflecting strong growth in same facility revenue and disciplined expense management offset by unfavorable payer mix due to lower exchange admissions.

•In the first quarter of 2026, the Company recognized an approximate $40 million favorable non-recurring pre-tax impact associated with the recognition of previously deferred revenue, and $413 million of revenue ($314 million after-tax) from early contract conclusion, both in connection with the recently announced agreement with CommonSpirit Health. First quarter 2025 results included a $40 million favorable pre-tax impact for additional Medicaid supplemental revenues related to prior years. First quarter 2026 results did not include favorable impacts for additional Medicaid supplemental revenues related to prior years.

Balance Sheet and Cash Flows

•Net cash flows provided by operating activities for the three months ended March 31, 2026 were $1.641 billion versus $815 million for the three months ended March 31, 2025.

•The Company produced adjusted free cash flow1 of $978 million for the three months ended March 31, 2026 versus $678 million for the three months ended March 31, 2025.

•In the three months ended March 31, 2026, the Company repurchased 1.35 million shares of common stock for $318 million.

•The Company’s ratio of net debt to Adjusted EBITDA1 was 2.24x at March 31, 2026 compared to 2.25x at December 31, 2025.

Recent Transaction

•On January 27, 2026, we entered into an agreement with CommonSpirit Health ("CommonSpirit") relating to Conifer Health Solutions, LLC ("Conifer") whereby the parties agreed to the following terms: (i) Payments related to the early conclusion of the contract totaling $1.9 billion from CommonSpirit to Tenet in annual installments over the next three years (of such amount $540 million was satisfied on January 27, 2026), and in addition (ii) the reduction of Tenet's redeemable non-controlling interest of $846 million and an increase to Tenet's additional paid in capital of $306 million (associated with the redemption by Conifer of CommonSpirit's minority equity interest in Conifer), in exchange for a payment by Conifer of $540 million.

•The redemption was retroactively effective January 1, 2026 and the $540 million payment was satisfied on January 27, 2026 by offsetting the $540 million due to Conifer by CommonSpirit as described above. During the quarter ended March 31, 2026, this transaction also resulted in a non-recurring favorable adjustment to net operating revenues of approximately $40 million and $413 million of revenue ($314 million after-tax) from early conclusion of the contract.

Ambulatory Care (Ambulatory) Segment

Tenet’s Ambulatory business segment is comprised of the operations of United Surgical Partners International (USPI). As of March 31, 2026, USPI had interests in 541 ambulatory surgery centers (407 consolidated) and 26 surgical hospitals (eight consolidated) in 37 states.

	Three Months Ended March 31,
Ambulatory segment results ($ in millions)	2026	2025
Revenues
Net operating revenues	$1,320	$1,194
Same-facility system-wide net patient service revenues[2]	$2,095	$1,990
Changes versus the Prior-Year Period
Same-facility system-wide net patient service revenues	5.3%	6.8%
Same-facility system-wide net patient service revenue per case	5.6%	9.1%
Same-facility system-wide surgical cases[2]	(0.3)%	(2.1)%
Same-facility system-wide surgical cases on same-business day basis[2]	(0.3)%	(0.6)%
Adjusted EBITDA, Margins and NCI
Adjusted EBITDA	$484	$456
Adjusted EBITDA margin	36.7%	38.2%
Adjusted EBITDA less NCI	$291	$279

•First quarter 2026 net operating revenues increased 10.6% compared to first quarter 2025 driven by strong growth in consolidated same-facility net patient service revenues, acquisitions of facilities, and increased service lines.

•Surgical business same-facility system-wide net patient service revenues increased 5.3% in first quarter 2026 compared to first quarter 2025, with cases down 0.3% and net revenue per case up 5.6%. Net revenue per case growth was driven by higher acuity and favorable service mix.

•First quarter 2026 Adjusted EBITDA increased 6.1% compared to first quarter 2025, due to strong growth in same-facility net patient service revenues, disciplined expense management, and contributions from acquisitions.

Hospital Operations and Services (Hospital) Segment
Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, imaging centers, ancillary outpatient facilities, micro-hospitals and physician practices. It also provides comprehensive end-to-end and focused point services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions.

	Three Months Ended March 31,
Hospital segment results ($ in millions)	2026	2025
Revenues
Net operating revenues[7]	$4,048	$4,029
Same-hospital net patient service revenues[3]	$3,458	$3,491
Same-Hospital Volume Changes versus the Prior-Year Period
Admissions	0.2%	4.4%
Adjusted admissions[4]	0.6%	2.9%
Outpatient visits (including outpatient ER visits)	(3.7)%	0.7%
Emergency Room visits (inpatient and outpatient)	(3.2)%	1.4%
Hospital surgeries	(0.9)%	(1.4)%
Adjusted EBITDA
Adjusted EBITDA	$678	$707
Adjusted EBITDA margin	16.7%	17.5%

•First quarter 2026 net operating revenues increased 0.5% from first quarter 2025 due to an increase in adjusted admissions offset by unfavorable payer mix due to lower exchange admissions.

•Same-hospital net patient service revenue per adjusted admission decreased 1.5% year-over-year for first quarter 2026 primarily due to the absence of a $40 million favorable pre-tax impact for additional Medicaid supplemental revenues related to prior years recorded in first quarter 2025 and unfavorable payer mix related to lower exchange admissions. First quarter 2026 results did not include favorable impacts for additional Medicaid supplemental revenues related to prior years.

•Adjusted EBITDA in first quarter 2026 was $678 million compared to $707 million in first quarter 2025, reflecting the same dynamics as above, partially offset by expense efficiencies.

•In the first quarter of 2026, the Company recognized an approximate $40 million favorable non-recurring pre-tax impact associated with the recognition of previously deferred revenue in connection with the recently announced agreement with CommonSpirit Health. This impact is not reflected in same-hospital net patient service revenue.

2026 Outlook1

Tenet’s Outlook for full year 2026 (consolidated and by segment) follows. Revenue recognized from the early conclusion of the CommonSpirit contract is not included in net operating revenues.

CONSOLIDATED ($ in millions, except per share amounts)	FY 2026 Outlook
Net operating revenues[7]	$21,500 to $22,300
Net income available to Tenet common stockholders	$2,605 to $2,840
Adjusted EBITDA	$4,485 to $4,785
Adjusted EBITDA margin	20.9% to 21.5%
Diluted income per common share	$29.94 to $32.64
Adjusted net income	$1,425 to $1,625
Adjusted diluted earnings per share	$16.38 to $18.68
Equity in earnings of unconsolidated affiliates	$265 to $275
Depreciation and amortization	$875 to $925
Interest expense	$800 to $810
Income tax expense[5]	$985 to $1,060
Net income available to NCI	$910 to $960
Weighted average diluted common shares	~87 million
Net cash provided by operating activities	$3,640 to $4,090
Adjusted net cash provided by operating activities	$3,200 to $3,600
Capital expenditures	$700 to $800
Free cash flow	$2,940 to $3,290
Adjusted free cash flow	$2,500 to $2,800
NCI cash distributions	$900 to $970

Ambulatory Segment ($ in millions)	FY 2026 Outlook
Net operating revenues	$5,500 to $5,700
Adjusted EBITDA	$2,130 to $2,230
NCI	$865 to $895
Adjusted EBITDA less NCI	$1,265 to $1,335
Changes versus prior year[6]:
Same-facility system-wide revenues	Up 3.0% to 6.0%

Hospital Segment ($ in millions)	FY 2026 Outlook
Net operating revenues[7]	$16,000 to $16,600
Adjusted EBITDA	$2,355 to $2,555
NCI	$45 to $65
Changes versus prior year[6]:
Inpatient admissions	Up 1.0% to 2.0%
Adjusted admissions	Up 1.0% to 2.0%

Management’s Webcast Discussion of Results
Tenet management will discuss the Company’s first quarter 2026 results in a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on April 30, 2026. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release, and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on April 30, 2026.

Cautionary Statement
This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2025 and other filings with the Securities and Exchange Commission.

Footnotes
1.Tables and discussions throughout this earnings release include certain financial measures, including those related to our full year 2026 Outlook, that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-6 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.
2.Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.
3.For 2026, same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2025 through March 31, 2026. Amounts associated with physician practices are excluded.
4.Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.
5.Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: pretax income less GAAP facility level NCI expense plus permanent differences, and non-deductible interest expense.
6.Change versus prior year is presented on a same-facility system-wide basis for USPI Ambulatory surgical cases and on a same-hospital basis for hospital statistics.
7.Revenue recognized from the early conclusion of the CommonSpirit contract is not included in net operating revenues.

About Tenet Healthcare
Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates ambulatory surgery centers and surgical hospitals. We also operate a national portfolio of acute care and specialty hospitals, other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Will McDowell	Olivia E. Nadler
469-893-2387	469-893-6352
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures
The Company believes the non-GAAP measures described below are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.
•Adjusted EBITDA is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization, (12) income (loss) from divested and closed businesses (i.e., health plan businesses) and (13) revenue from contract termination. Revenue from contract termination represents the present value of the $1.9 billion of consideration related to the early termination of Conifer’s revenue cycle services agreement with CommonSpirit (as further described in the Company’s Form 8-K dated February 2, 2026), net of amortization of an associated contract asset. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share is defined by the Company as Adjusted net income available (loss attributable) to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) to Tenet common shareholders is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefit (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses), (7) revenue from contract termination and (8) the associated impact of these items on taxes and noncontrolling interests. Revenue from contract termination represents the present value of the $1.9 billion of consideration related to the early termination of Conifer’s revenue cycle services agreement with CommonSpirit (as further described in the Company’s Form 8-K dated February 2, 2026), net of amortization of an associated contract asset. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted Free Cash Flow is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities, less (2) purchases of property and equipment.
•Adjusted net cash provided by (used in) operating activities is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, (2) net cash provided by (used in) operating activities from discontinued operations and (3) cash received for contract termination defined above.
The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.
The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows from Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, or (ii) distributions paid to noncontrolling interests. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.
See corresponding reconciliations of the non-GAAP financial measures referred to above to the most comparable GAAP financial measures in Tables #1 - 6 below.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
First Quarter Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions, except per share amounts)	Three Months Ended March 31,
	2026	%	2025	%	Change
Net operating revenues	$5,368	100.0%	$5,223	100.0%	2.8%
Revenue from contract termination	413	7.7%	—	—%	100.0%
Equity in earnings of unconsolidated affiliates	51	1.0%	56	1.1%	(8.9)%
Operating expenses:
Salaries, wages and benefits	2,174	40.5%	2,119	40.6%	2.6%
Supplies	961	17.9%	907	17.4%	6.0%
Other operating expenses, net	1,122	20.9%	1,090	20.9%	2.9%
Depreciation and amortization	229	4.3%	206	3.9%
Impairment and restructuring charges, and acquisition-related costs	24	0.5%	19	0.3%
Litigation and investigation costs	27	0.5%	17	0.3%
Net gains on sales, consolidation and deconsolidation of facilities	(1)	—%	(22)	(0.4)%
Operating income	1,296	24.1%	943	18.1%
Interest expense	(205)		(204)
Other non-operating income, net	41		26
Income before income taxes	1,132		765
Income tax expense	(226)		(143)
Net income	906		622
Less: Net income available to noncontrolling interests	204		216
Net income available to Tenet Healthcare Corporation common shareholders	$702		$406

Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic	$8.09		$4.31
Diluted	$8.01		$4.27

Weighted average shares and dilutive securities outstanding (in thousands):
Basic	86,801		94,242
Diluted	87,596		95,019

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Dollars in millions)	March 31,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$2,967	$2,883
Accounts receivable	2,605	2,565
Inventories of supplies, at cost	343	348
Assets held for sale	62	62
Other current assets	2,379	1,991
Total current assets	8,356	7,849
Investments and other assets	3,809	2,883
Deferred income taxes	84	84
Property and equipment, at cost, less accumulated depreciation and amortization	6,251	6,315
Goodwill	11,387	11,198
Other intangible assets, at cost, less accumulated amortization	1,316	1,348
Total assets	$31,203	$29,677

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$81	$79
Accounts payable	1,339	1,360
Accrued compensation and benefits	854	858
Professional and general liability reserves	303	276
Accrued interest payable	256	81
Income tax payable	236	—
Other current liabilities	3,083	1,809
Total current liabilities	6,152	4,463
Long-term debt, net of current portion	13,128	13,092
Professional and general liability reserves	938	951
Defined benefit plan obligations	243	245
Deferred income taxes	199	240
Other long-term liabilities	1,693	1,713
Total liabilities	22,353	20,704
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,137	2,956
Equity:
Shareholders’ equity:
Common stock	8	8
Additional paid-in capital	5,124	4,914
Accumulated other comprehensive loss	(179)	(181)
Retained earnings	5,117	4,415
Common stock in treasury, at cost	(5,256)	(4,936)
Total shareholders’ equity	4,814	4,220
Noncontrolling interests	1,899	1,797
Total equity	6,713	6,017
Total liabilities and equity	$31,203	$29,677

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in millions)	2026	2025
Net income	$906	$622
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	229	206
Deferred income tax expense (benefit)	(40)	4
Stock-based compensation expense	25	21
Impairment and restructuring charges, and acquisition-related costs	24	19
Litigation and investigation costs	27	17
Net gains on sales, consolidation and deconsolidation of facilities	(1)	(22)
Equity in earnings of unconsolidated affiliates, net of distributions received	29	5
Amortization of debt discount and debt issuance costs	5	6
Net gains from the sale of investments and long-lived assets	(1)	—
Other items, net	2	2
Changes in cash from operating assets and liabilities:
Accounts receivable	(28)	(69)
Inventories and other current assets	407	(108)
Income taxes	259	132
Accounts payable, accrued expenses and other current liabilities	(145)	24
Other long-term liabilities	—	(8)
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(57)	(36)
Net cash provided by operating activities	1,641	815
Cash flows from investing activities:
Purchases of property and equipment	(180)	(173)
Purchases of businesses or joint venture interests, net of cash acquired	(121)	(27)
Proceeds from sales of facilities and other assets	2	11
Proceeds from sales of marketable securities and long-term investments	22	14
Purchases of marketable securities and long-term investments	(26)	(17)
Other items, net	(14)	5
Net cash used in investing activities	(317)	(187)
Cash flows from financing activities:
Repayments of borrowings	(33)	(32)
Proceeds from borrowings	14	1
Repurchases of common stock	(318)	(348)
Distributions paid to noncontrolling interests	(197)	(189)
Proceeds from the sale of noncontrolling interests	6	11
Purchases of noncontrolling interests	(549)	(41)
Repayments of advances from managed care payers	—	(11)
Taxes paid related to net share settlement, net of proceeds from shares issued under stock‑based compensation plans	(86)	(32)
Other items, net	(77)	(7)
Net cash used in financing activities	(1,240)	(648)
Net increase (decrease) in cash and cash equivalents	84	(20)
Cash and cash equivalents at beginning of period	2,883	3,019
Cash and cash equivalents at end of period	$2,967	$2,999
Supplemental disclosures:
Interest paid, net of capitalized interest	$(24)	$(99)
Income tax payments, net	$(8)	$(7)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in millions)	2026	2025
Net operating revenues:
Ambulatory Care	$1,320	$1,194
Hospital Operations and Services	4,048	4,029
Total	$5,368	$5,223

Equity in earnings of unconsolidated affiliates:
Ambulatory Care	$51	$54
Hospital Operations and Services	—	2
Total	$51	$56

Adjusted EBITDA:
Ambulatory Care	$484	$456
Hospital Operations and Services	678	707
Total	$1,162	$1,163

Adjusted EBITDA margins:
Ambulatory Care	36.7%	38.2%
Hospital Operations and Services	16.7%	17.5%
Total	21.6%	22.3%

Capital expenditures:
Ambulatory Care	$32	$25
Hospital Operations and Services	148	148
Total	$180	$173

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted Net Income Available to Common Shareholders
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in millions, except per share amounts)	2026	2025
Net income available to Tenet Healthcare Corporation common shareholders	$702	$406
Less:
Revenue from contract termination	413	—
Impairment and restructuring charges, and acquisition-related costs	(24)	(19)
Litigation and investigation costs	(27)	(17)
Net gains on sales, consolidation and deconsolidation of facilities	1	22
Tax and noncontrolling interests impact of above items	(83)	6
Adjusted net income available to common shareholders	$422	$414

Diluted earnings per share	$8.01	$4.27
Less:
Revenue from contract termination	4.71	—
Impairment and restructuring charges, and acquisition-related costs	(0.27)	(0.20)
Litigation and investigation costs	(0.31)	(0.18)
Net gains on sales, consolidation and deconsolidation of facilities	0.01	0.23
Tax and noncontrolling interests impact of above items	(0.95)	0.06
Adjusted diluted earnings per share	$4.82	$4.36

Weighted average basic shares outstanding (in thousands)	86,801	94,242
Weighted average dilutive shares outstanding (in thousands)	87,596	95,019

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation Common Shareholders to Adjusted EBITDA
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in millions)	2026	2025
Net income available to Tenet Healthcare Corporation common shareholders	$702	$406
Less:
Net income available to noncontrolling interests	(204)	(216)
Net income	906	622
Income tax expense	(226)	(143)
Other non-operating income, net	41	26
Interest expense	(205)	(204)
Operating income	1,296	943
Revenue from contract termination	413	—
Depreciation and amortization	(229)	(206)
Impairment and restructuring charges, and acquisition-related costs	(24)	(19)
Litigation and investigation costs	(27)	(17)
Net gains on sales, consolidation and deconsolidation of facilities	1	22
Adjusted EBITDA	$1,162	$1,163

Net operating revenues	$5,368	$5,223

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	13.1%	7.8%

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	21.6%	22.3%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by Operating Activities to
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	Three Months Ended
	March 31,
(Dollars in millions)	2026	2025
Net cash provided by operating activities	$1,641	$815
Purchases of property and equipment	(180)	(173)
Free cash flow	$1,461	$642

Net cash used in investing activities	$(317)	$(187)
Net cash used in financing activities	$(1,240)	$(648)

Net cash provided by operating activities	$1,641	$815
Less:
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(57)	(36)
Cash received for contract termination	540	—
Adjusted net cash provided by operating activities	1,158	851
Purchases of property and equipment	(180)	(173)
Adjusted free cash flow	$978	$678

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available to Common Shareholders
(Unaudited)

	FY 2026
(Dollars in millions, except per share amounts)	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$2,605	$2,840
Less:
Revenue from contract termination	1,650	1,650
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(100)	(50)
Tax and noncontrolling interests impact of above items	(370)	(385)
Adjusted net income available to common shareholders	$1,425	$1,625

Diluted earnings per share	$29.94	$32.64
Less:
Revenue from contract termination	18.96	18.96
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(1.15)	(0.57)
Tax and noncontrolling interests impact of above items	(4.25)	(4.43)
Adjusted diluted earnings per share	$16.38	$18.68

Weighted average dilutive shares outstanding (in thousands)	87,000	87,000

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

	FY 2026
(Dollars in millions)	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$2,605	$2,840
Less:
Net income available to noncontrolling interests	(910)	(960)
Income tax expense	(985)	(1,060)
Interest expense	(810)	(800)
Other non-operating income, net	150	200
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(100)	(50)
Depreciation and amortization	(875)	(925)
Revenue from contract termination	1,650	1,650
Adjusted EBITDA	$4,485	$4,785

Net income available to Tenet Healthcare Corporation common shareholders	$2,605	$2,840
Net operating revenues	$21,500	$22,300
Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	12.1%	12.7%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	20.9%	21.5%

(1) The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow and Outlook Adjusted Free Cash Flow
(Unaudited)

	FY 2026
(Dollars in millions)	Low	High
Net cash provided by operating activities	$3,640	$4,090
Purchases of property and equipment	(700)	(800)
Free cash flow	$2,940	$3,290

Net cash provided by operating activities	$3,640	$4,090
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(100)	(50)
Cash received for contract termination	540	540
Adjusted net cash provided by operating activities	3,200	3,600
Purchases of property and equipment	(700)	(800)
Adjusted free cash flow(2)	$2,500	$2,800

(1) The figures shown represent the Company's estimate for restructuring payments plus the actual year-to-date payments for restructuring charges, acquisition-related costs, and litigation costs or settlements. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2) The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.